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                                   EXHIBIT 23

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-51744, No. 33-65239, No. 333-12189, No. 333-62187, No.
333-84219 and No. 333-38884) pertaining to the 1991 Stock Option Plan of MSC.Software Corporation, the MSC.Software Corporation 1996 Employee Stock Purchase Plan, the 1998 Stock Option Plan of MSC.Software Corporation, the Executive Bonus Plan of MSC.Software Corporation and the 2000 Executive Cash or Stock Bonus Plan, and to the incorporation by reference in the Registration Statements (Form S-3 No. 333-89317 and No. 333-86809) of MSC.Software Corporation and the related Prospectuses and amendment No. 1 to the Registration Statement (Form S-3 No. 333-89319) and the related Prospectus of our report dated February 28, 2001, with respect to the consolidated financial statements of MSC.Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                           /s/ Ernst & Young LLP


Los Angeles, California
March 30, 2001